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CHASE SECURITIES INC.
270 PARK AVENUE
NEW YORK, NEW YORK 10017

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                          SEVEN-UP/RC BOTTLING COMPANY
                          OF SOUTHERN CALIFORNIA, INC.
                                       AT

                              $12.00 NET PER SHARE

                                       BY

                             DPB ACQUISITION CORP.

                           A WHOLLY OWNED SUBSIDIARY

                                       OF

                      DR PEPPER BOTTLING COMPANY OF TEXAS

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, APRIL 3, 1997, UNLESS EXTENDED.

                                                                   March 7, 1997

To Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:

     We have been appointed by DPB Acquisition Corp., a Delaware corporation ("Purchaser") and wholly owned subsidiary of Dr Pepper Bottling Company of Texas, a Texas corporation ("Parent"), to act as Dealer Manager in connection with Purchaser's offer to purchase all of the outstanding shares of common stock, $0.01 par value (the "Shares"), of Seven-Up/RC Bottling Company of Southern California, Inc., a Delaware corporation (the "Company"), at a purchase price of $12.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 7, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") enclosed herewith.

     Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares in your name or in the name of your nominee.

     Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

          1. Offer to Purchase, dated March 7, 1997.

          2. The Letter of Transmittal to tender Shares is for your use and for the information of your clients. Facsimile copies of the Letter of Transmittal may be used to tender Shares.
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          3. A letter to stockholders of the Company from Bart S. Brodkin,
     Chairman of the Company, together with a Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission by the Company and mailed to stockholders of the Company.

          4. The Notice of Guaranteed Delivery for Shares to be used to accept the Offer if neither of the two procedures for tendering Shares set forth in the Offer to Purchase can be completed on a timely basis.

          5. A printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

          6. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

          7. A return envelope addressed to ChaseMellon Shareholder Services, L.L.C., the Depositary.

     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, APRIL 3, 1997, UNLESS THE OFFER IS EXTENDED.

     Please note the following:

          1. The tender price is $12.00 per Share, net to the seller in cash.

          2. The Offer is conditioned upon, among other things, there being validly tendered and not properly withdrawn prior to the expiration of the Offer that number of Shares which would represent, on a fully-diluted basis, at least 65% of the outstanding Shares. See "INTRODUCTION," "Terms of the Offer" and "Certain Conditions of the Offer" in the Offer to Purchase.

          3. The Offer is being made for all outstanding Shares.

          4. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 to the Letter of Transmittal, transfer taxes on the sale of Shares pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 10 of the Letter of Transmittal.

          5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Thursday, April 3, 1997, unless extended.

          6. The Board of Directors of the Company has unanimously (A) determined that each of the Merger Agreement (as defined in the Offer to Purchase), the Offer and the Merger (as defined in the Offer to Purchase) is fair to and in the best interests of the Company's stockholders and (B) resolved to recommend acceptance of the Offer, approval and adoption of the Merger Agreement and approval of the Merger by the holders of Shares.

          7. In all cases, payment for Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of (A) certificates for such Shares (or a timely Book-Entry Confirmation (as defined under "Procedure for Tendering Shares -- Book-Entry Transfer" in the Offer to Purchase) with respect to such Shares) and (B) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed with all required signature guarantees, and all other documents required by the Letter of Transmittal. See Section 3 of the Offer to Purchase.

     For Shares to be validly tendered pursuant to the Offer, either (a) a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other documents required by the Letter of Transmittal, must be received by the Depositary at one of its addresses set forth on the back cover of the Offer to Purchase prior to the Expiration Date and either (i) certificates representing Shares must be received by the Depositary at any such address prior to the Expiration Date (as defined in the Offer to Purchase) or (ii) such Shares must be delivered pursuant to the procedures for book-entry transfer set forth in the Offer to Purchase and a Book-Entry Confirmation must be
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received by the Depositary prior to the Expiration Date or (b) the tendering stockholder must comply with the guaranteed delivery procedures set forth in the Offer to Purchase. No alternative, conditional or contingent tenders will be accepted.

     If a stockholder desires to tender Shares pursuant to the Offer and such stockholder's certificates are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date, such Shares may nevertheless be tendered by following the guaranteed delivery procedures specified under "Procedure for Tendering
Shares -- Guaranteed Delivery" in the Offer to Purchase.

     Purchaser will not pay any fees or commission to any broker, dealer or other persons for soliciting tenders of Shares pursuant to the Offer (other than the Dealer Manager, the Depositary and the Information Agent as described in the Offer to Purchase). Purchaser will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the offering materials to your customers. Purchaser will pay or cause to be paid any transfer taxes payable on the sale of Shares to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     Any inquiries you may have with respect to the Offer should be addressed to Chase Securities Inc., the Dealer Manager for the Offer, at 270 Park Avenue, New York, New York, 10017 ((212) 270-3510), or ChaseMellon Shareholder Services, L.L.C., the Information Agent and Depositary for the Offer, at 450 West 33rd Street -- 14th Floor, New York, New York 10001 ((212) 273-8080).

     Requests for copies of the enclosed materials may be directed to the Information Agent at the above address and telephone number.

                                            Very truly yours,

                                            CHASE SECURITIES INC.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE PURCHASER, PARENT, THE COMPANY, THE DEPOSITARY, THE INFORMATION AGENT, THE DEALER MANAGER OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.